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EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of United National Film Corporation of our report dated October 7, 1999 (which expresses an unqualified opinion), appearing in the Annual Report on Form 10-K of United National Film Corporation for the year ended June 30, 1999.

/s/ Feldman Sherb Horowitz & Co., P. C.
FELDMAN SHERB HOROWITZ & CO., P.C.
Certified Public Accountants